Exhibit 10.17

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only February 18, 2009 is made by and between Newark Eureka Industrial Capital LLC, a Delaware limited liability company (“Lessor”) and Smart Modular Technologies, Inc., a California corporation (“Lessee”), (collectively the “Parties”, or individually, a “Party”).

1.2(a) Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 39870 Eureka Drive, located in the City of Newark, the County of Alameda, State of California, with zip code 94560, as outlined on Exhibit “A” attached hereto (“Premises”) and generally described as (describe briefly the nature of the Premises):

The Premises encompasses approximately 79,480 square feet and is more particularly described as 39870 Eureka Drive contained within an approximate 79,480 square foot building.

In addition to Lessee’s right to use and occupy the Premises as hereinafter specified, Lessee shall have right to the use the Common Areas (as defined in Paragraph 2.7 below) in common with all other persons and entities entitled to the use thereof as set forth in the Declaration (as defined in Paragraph 2.4 below), and, subject to the terms and conditions of the Declaration, the exclusive rights to the roof, exterior walls and utility raceways of the building containing the Premises (“Building”). The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” (See also Paragraph 2)

1.2(b) Parking: Subject to the Association Project Documents (as defined in Paragraph 2.4 below), Lessee shall have the right to use all of the vehicle parking spaces on the Project identified as the Project Parking Spaces on Exhibit “B” attached hereto (“Project Parking Spaces”). (See also Paragraph 2.6)

1.3 Term: Seven (7) years and zero (0) months (“Original Term”) commencing, May 1, 2009 (“Commencement Date”) and ending April 30, 2016 (“Expiration Date”). (See also Paragraph 3)

1.4 Early Possession: Upon delivery of a fully-executed Lease by both parties (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $36,560.80 per month (“Base Rent”), payable in advance on or before the first day of each month commencing May 1, 2010. (See also Paragraph 4)

[✓] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Lessee’s Share of Common Area Operating Expenses: Lessee’s Share is the percentage obtained by dividing the number of square feet contained in the Premises by the number of square feet of leasable area in the Building or the Project (whichever is applicable). The Lessee’s Share as of the Commencement Date is one hundred percent (100.00%) of the Building and one hundred percent (100.00%) of the Project (“Lessee’s Share”).

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $36,560.80 for the period May 1, 2010 - May 31, 2010.

(b) Estimated Monthly Common Area Operating Expenses: $17,485.60 for the period May 1, 2009 - May 31, 2009.

(c) Security Deposit: $54,046.40(“Security Deposit”). (See Also Paragraph 5)

(d) Total Due Upon Execution of this Lease: $108,092.80

1.8 Agreed Use: Design, manufacturing, assembly and test, packaging, distribution and warehousing of memory modules, solid-state drives, embedded computing subsystems, TFT-LCD display and similar computer peripheral products and office related uses. (See also Paragraph 6)

1.9 Insuring Party. Lessor is the “Insuring Party”. (See also Paragraphs 4.2 and 8)

1.10 Real Estate Brokers (see also Paragraph 15):

(a) The following real estate brokers (collectively the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes).

[✓] Cornish & Carey Commercial represents Lessor exclusively (“Lessor’s Broker”);

[✓] Cresa Partners represents Lessee exclusively (“Lessee’s Broker”);

1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by n/a (“Guarantor”). (See also Paragraph 37)

1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 59 through 63, and Exhibits “A,” “B” and “C,” all of which constitute a part of this Lease.

2. Premises

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless other otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revisions whether or not the actual size is more or less.

2.2 Condition. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE PREMISES IS BEING DELIVERED TO LESSEE IN “AS IS, WHERE IS” CONDITION AND LESSOR IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES AS TO THE HABITABILITY OF THE PREMISES OR THE SUITABILITY OF THE PREMISES GENERALLY OR FOR ANY PARTICULAR PURPOSE. Lessor shall deliver that portion of the Premises contained within the Building (“Unit”) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, provided the required service contracts described in Paragraph 7.1(a) below are obtained by Lessee, in effect and delivered to Lessor within thirty (30) days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, if any, except for elements thereof constructed or altered by Lessee (“Base Unit Systems”), shall be in good operating condition on said Start Date and that the structural elements of the Unit’s roof be in watertight condition and that the structural elements of the bearing walls and foundation of the Unit shall be free of material defects except to the extent caused by the actions or alterations of Lessee or any agent, contractor, or invitee of Lessee (each, a “Lessee Party” and collectively, the “Lessee Parties”) (“Base Unit Structure”). If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole cost and obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s sole expense. The warranty periods shall be as follows: (i) 180 days as to the HVAC systems, and (ii) 180 days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense (except for the repairs to the fire sprinkler systems, structural elements of the roof, foundations, and/or bearing walls—see Paragraph 7).

2.3 Compliance. Lessor warrants that the Base Unit Systems and the Base Unit Structure and the Common Areas comply with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the date of execution of this Lease (“Applicable Requirements”). Said warranty does not apply to: (i) the use to which Lessee will put the Premises; (ii) any legal obligations triggered or made applicable due to lessee improvements or Alterations made by or for the benefit of Lessee; or (iii) any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance (except as otherwise the responsibility of a particular Party to remediate as set forth in Paragraph 6.2 below, in which case such responsible party shall be responsible for the cost of such remediation), or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result: (i) of the specific and unique use of the Premises by Lessee; or (ii) of improvements made or proposed to be made by Lessee, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 12 months of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of: (i) the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), or (ii) improvements made or proposed to be made by Lessee, then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out in Paragraph 7.1(c); provided, however, that if such Capital Expenditure is required during the last 12 months of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the information technology infrastructure, electrical, HVAC and other air-handling equipment, and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and, subject to the provisions of Paragraphs 2.2, 2.3, 7.2 and 9 hereof, assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. No later discovery by Lessee that the Premises are unsuitable for Lessee’s intended use, or that Lessee is unable to use the Premises for Lessee’s intended use because of any Applicable Requirements and the like, shall relieve Lessee from any of Lessee’s obligations including payment of Rent when due, under this Lease. Lessee further acknowledges and agrees that: (i) this Lease, and all rights and obligations hereunder, shall be subject and subordinate, in all respects, to the terms and conditions of that certain Declaration of Covenants, Conditions, and Restrictions for Stevenson Point Techpark, as the same may be amended from time to time (the “Declaration”), the Articles of Incorporation and the By-Laws for Stevenson Point Techpark Owners’ Association, as the same may be amended from time to time (the “Association Documents”), and any and all rules and regulations established by Stevenson Point Techpark Owners’ Association, or any successor thereto (the “Association”), as the same may be amended from time to time (the “Association Rules”) (the Declaration, Association Documents and Association Rules are collectively referred to herein as the “Association Project Documents”), and (ii) any breach by Lessee of any of the terms or conditions of the Association Project Documents shall, after applicable notice and cure periods, be a default under this Lease.

2.5 Lessee as Prior Owner/Occupant and/or New Leases Under 12 Months in Duration. The warranties, if any, made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises, or if the initial lease term is less than 12 months in duration. In such event, Lessee shall be responsible for any necessary corrective work including, but not limited to, compliance with Applicable Requirements in effect as of the Commencement Date, unless otherwise expressly set forth in the Addendum, if any.

2.6 Vehicle Parking. Lessee shall be entitled to the use the Project Parking Spaces specified in Paragraph 1.2(b). Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor (which permission may be withheld in Lessor’s sole discretion if such vehicles violates the terms of the Declaration or Association Rules). Lessee shall comply, and shall cause its employees, suppliers, shippers, customers, contractors and invitees, to comply, with all provisions of the Declaration and all Association Rules relating to vehicles and the use thereof.

(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b) Lessee shall not service or store any vehicles in the Common Areas.

(c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall immediately be payable upon Lessor’s demand.

2.7 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that specifically are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including but limited to fences and gates, common entrances, lobbies, windows, corridors, restrooms, public spaces, elevators, escalators, windows, stairways, airshafts, common area lighting facilities, roof & roof drainage systems, parking areas, loading and unloading areas, utility raceways, trash areas, areas of ingress and egress, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas - Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any Rules and Regulations (as defined in Paragraph 2.9) or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property or place any signage, temporarily or permanently, in the Common Areas in violation of the Declaration. Any such signage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be given or withheld in Lessor’s sole discretion and revoked at any time. All such signage shall also comply with the provisions of Paragraph 34 hereof. In the event that any unauthorized storage shall occur, or any unauthorized signage be installed, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and/or signage and charge the cost to Lessee, which cost shall be immediately payable upon Lessor’s demand.

2.9 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) regarding the Project and the Common Areas including but not limited to rules and regulations for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee hereby agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10 Common Areas - Changes. Provided that Lessee’s rights hereunder are not materially and adversely affected and Lessee’s obligations hereunder and not materially and adversely increased, then Lessor shall have the right, in Lessor’s sole discretion, from time to time and at any time:

(a) To make changes to the Common Areas, including, without limitation, changes in public spaces, driveways, entrances, parking spaces, parking areas, loading and unloading areas, trash areas, ingress, egress, fences, gates, lighting, direction of traffic, landscaped areas, roadways, walkways, driveways, utility locations and landscaped areas;

(b) To close any of the Common Areas for maintenance purposes provided reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas, including, without limitation, any or all portions of the “Common Area” as defined in the Declaration;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in Lessor’s sole discretion, deem to be appropriate.

Notwithstanding the introductory sentence of this Paragraph 2.10, Lessor shall have the right to undertake the activities in subparagraphs (a), (b), (d), (e) and (f) above at any time and from time to time if required in order for Lessor to comply with its obligations hereunder or pursuant to the Association Project Documents.

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.3 Delay In Possession. Lessor agrees to use commercially reasonable efforts to deliver possession of the Premises to Lessee simultaneously with the mutual execution of this Lease. If Lessor is unable to deliver possession within 7 days from and after the mutual execution of this lease, Lessee may, at its option, by notice in writing within 7 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder, and neither party shall have any liability to the other for any actual or consequential damages occasioned by the inability of Lessor to deliver possession of the Premises as agreed herein. If such written notice is not received by Lessor within said 7 day period, Lessee’s right to cancel shall terminate.

3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following:

(i) The operation, repair and maintenance, in neat, clean, good order and condition, and if necessary the replacement, of the following:

(aa) The Common Areas and Common Area improvements including but not limited to building exterior painting and stucco coating, coverings, and including but not limited to common entrances, lobbies, corridors, windows, stairways, airshafts, restrooms, public spaces, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, parking areas, loading and unloading areas, including but not limited to slurrying and striping of the preceding, utility raceways, areas of ingress and egress, fences and gates, roofs, and roof drainage systems.

(bb) Exterior signs and any tenant directory installation, operation and repair.

(cc) Any fire detection and/or sprinkler systems.

(ii) The cost of potable water, sewer, gas, steam, processed water, compressed air, electricity, information technology infrastructure, and telephone to service the Common Areas and any other utilities not separately metered including distribution and powerhouse expenses if any) and the costs of any utility surcharges to the Project.

(iii) Trash disposal (if Tenant does not properly and adequately dispose of trash and Landlord elects to perform such trash disposal), pest control services, property management, security services (if the Premises are vacated due to casualty or otherwise, Tenant does not provide adequate security services for the Property, and Landlord elects to provide such security services), and the reasonable costs of any environmental inspections, and compliance costs.

(iv) Reserves in amounts as determined by Lessor in its reasonable discretion for maintenance, repair and/or replacement of Common Area Improvements or equipment. Lessor may, in its sole discretion, elect to maintain a reasonable reserve fund (hereinafter the “Reserve Fund”) for the replacement of any improvements comprising the Common Area. In such event, and in addition to the Common Area Operating Expenses, Lessee shall pay as additional Rent its proportionate share of the Reserve Fund.

(v) Real Property Taxes (as defined in Paragraph 10).

(vi) The cost of insurance maintained by Lessor pursuant to Paragraph 8, including any premium finance charges, broker’s fees and charges for risk management services which may be provided by Lessor or an Affiliate of Lessor.

(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.

(viii) The cost of any Capital Expenditure to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such Capital Expenditure pursuant to the formula set out in Paragraph 7.1(c).

(ix) Labor, salaries, and costs, materials, supplies and tools, used in maintaining and/or cleaning the Project and accounting, legal and other professional fees and management fees attributable to the operation of the Project;

(x) Costs incurred to maintain the quality, integrity, functionality and appearance of the Project;

(xi) Costs incurred for the purpose of reducing expenses;

(xii) Costs incurred in complying with laws affecting the Project and the ownership, use, operation thereof and cost under any covenants conditions and restrictions, entitlements, and voluntary energy savings and/or governmental programs;

(xiii) Costs incurred in providing security to the Project (if the Premises are vacated due to casualty or otherwise, Tenant does not provide adequate security services for the Property, and Landlord elects to provide such security services);

(xiv) Auditor verification fees, if any;

(xv) All costs, assessments and fees allocated to the Project and/or payable by Lessor, as owner of the Project, pursuant to the Declaration, including without limitation, all Assessments, including Regular Assessments, Capital Improvement Assessments, Reconstruction Assessments and Special Assessments, all as defined in the Declaration;

(xvi) All reserve amounts payable by Lessor, as owner of the Project, pursuant to the Declaration; and

(xvii) Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b) Any direct or indirect item of Common Area Operating Expenses and Real Property Taxes, inclusive of any and all occupancy taxes imposed on the use and/or occupancy of the Premises by Lessee or any assignee, subtenant or other occupant claiming by, through, or under Lessee that are specifically attributable to the Premises, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Premises, Building, or other building including, but not limited to costs incurred in contesting taxes, fees, or enactments affecting the Project. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall equitably be allocated by Lessor to all buildings in the Project.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services.

(d) Lessee’s Share of Common Area Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee. At Lessor’s option, however, an amount may be estimated by Lessor from time to time of Lessee’s Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12 month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within one hundred and twenty (120) days after the expiration of each calendar year a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year provided that the failure of Lessor to timely deliver such statement shall not relieve Lessee of the obligation to pay the actual Common Area Expenses. If Lessee’s payments under this Paragraph 4.2(d) during the preceding year exceed Lessee’s Share as indicated on such statement, Lessor shall credit the amount of such over-payment against Lessee’s Share of Common Area Operating Expenses next becoming due. If Lessee’s payments under this Paragraph 4.2(d) during the preceding year were less than Lessee’s Share as indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

(e) Notwithstanding anything to the contrary in the Lease, in no event shall Lessee have any obligation to perform or to pay directly, or to reimburse Lessor for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collec-tively, “Costs”): (i) Costs occa-sioned by the act, omission or violation of Law by Lessor, any other occupant of the Project, or their respective agents, employees or contractors from and after the Commencement Date (the parties hereby agreeing that the foregoing exclusion shall not be construed to exclude costs or expenses relating to the existing condition of the Project); (ii) Costs incurred by Lessor to repair any damage to the improvements on the Premises occasioned by casualties or by the exercise of the power of eminent domain, if and to the extent Lessor is expressly responsible for such Costs as set forth in Paragraphs 9 and 14 below; (iii) Costs relating to repairs, alterations, improve-ments, equipment and tools which could properly be capitalized under generally accepted account-ing principles, to the extent that such costs are allocated to Lessor pursuant to Paragraph 7.1(c); (iv) Costs for which Lessor has a right of reim-bursement from other parties utilizing the Premises; (v) Taxes, assessments, all other governmental levies, and any increases in the foregoing occasioned by or relating to construction of improvements for other occupants of the Project; (vi) Depreciation, amortization or other expense reserves except as otherwise expressly permitted herein; (vii) Interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases; (viii) Increases in insurance Costs caused by the activities of another occupant of the Project; (ix) Costs incurred by Lessor to comply with Lessor’s obligation to investigate, remediate, remove, restore and/or abate any Hazardous Substance as expressly set forth in Paragraph 6; (x) management fees in excess (as applied on a pro-rata basis) of three percent (3%) of scheduled Rent payable hereunder without reference to any rental abatement, and (xi) Costs and expenses for which Lessee reimburses Lessor directly or which Lessee pays directly to a third person.

(f) Lessee shall have the right, at Lessee’s sole cost and expense, upon no less than twenty (20) days prior written notice to Lessor given within thirty (30) days after Lessor’s delivery to Lessee of the calendar year statement, to audit Lessor’s books and records with respect to Common Area Operating Expenses for the purpose of verifying the matters set forth in such statement (“Audit”). The Audit shall be conducted by a member of a “Big Four” accounting firm (the “Accountant”), which Accountant shall not be working on a contingency fee basis, and shall be conducted at Lessee’s sole cost and expense. The Audit shall be conducted by the Accountant during normal business hours at offices and hours designated by Lessor and shall be completed within thirty (30) days after the commencement thereof. Lessee may not conduct an Audit (i) more than once in each Lease year, (ii) while Lessee is delinquent in the payment of Rent, (iii) while Lessee is in Default under this Lease, or (iv) unless Lessee shall have paid all amounts required to be paid under the applicable statement. The result of any such Audit shall be kept confidential and Lessee shall not supply any information obtained as a result of such Audit to any other tenants of Lessor or representatives and affiliates of any other tenants of Lessor or to any third party except on a confidential basis to Lessee’s legal counsel, accountants or as otherwise required by law. In the course of any Audit, Lessor may request from Lessee from time to time, and Lessee shall promptly provide to Lessor, (1) copies of all calculations and related workpapers prepared by the Accountant in the course of the applicable Audit and relating to the disputed items of Common Area Operating Expenses, and (2) a copy of the engagement letter or other applicable agreement between Lessee and the Accountant to the extent necessary to confirm that the Accountant is not engaged to conduct the Audit on a contingency basis. Lessee shall promptly deliver a copy of the result of any such Audit promptly upon the completion thereof, and if the results of the Audit does not result in a reimbursement payable to Lessee for an amount greater than five percent (5%) of the total amount charged to Lessee as previously set forth in Lessor’s calendar year statement of Lessee’s Share of Common Area Operating Expenses, Lessee shall reimburse Lessor for all of Lessor’s reasonable costs and expenses incurred by Lessor in connection with the Audit. Lessee’s failure to dispute the amount of Common Area Operating Expenses set forth in any calendar year statement within thirty (30) days of Lessor’s delivery to Lessee of such statement shall be deemed to be Lessee’s approval of such statement and Lessee, thereafter, waives the right or ability to dispute the amounts set forth in such statement.

4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in immediately available, lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein by wire transfer of funds as directed by Lessor in writing or to such other persons or place or different manner as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $50 in addition to any late charges which may be due and Lessor, at its option, may require all future rent to be paid by cashier’s check.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may, in addition to all other remedies available to Lessor at law or in equity, or otherwise available to Lessor under this Lease, use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, cost, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Lessee agrees that if Lessor requires the removal of any of the Lessee Improvement Work in accordance with the provisions of Paragraphs 7.4(b) or 63 hereof, Lessor shall be entitled to require that the Security Deposit be increased and Lessee shall deposit additional monies with Lessor so that the Security Deposit shall be increased by an amount sufficient to reimburse Lessor for any cost or expense which Lessor may incur by reason of Lessee’s failure to remove the Lessee Improvement Work which Lessor requires to be removed by Lessee at the expiration or earlier termination of this Lease. If a change in control of Lessee occurs during this Lease which does not constitute an assignment requiring consent pursuant to Paragraph 12.1(b) and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as Lessor, in the exercise of its sole discretion, deems to be sufficient to cause the Security Deposit to be at a sufficient level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. Lessee hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which provide that Lessor may claim from a security deposit only those sums reasonably necessary to remedy Defaults in the payment of Rent, to repair damage caused by Lessee or to clean the Premises, it being agreed that Lessee may, in addition, claim those sums specified in this Paragraph 5 above and/or those sums reasonably necessary to compensate Lessor for any other loss or damage, foreseeable or unforeseeable, caused by any “Breach,” as that term is defined in this Lease, of Lessee under this Lease beyond the applicable cure period.

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, and for no other purpose. Lessee shall not use or permit the Premises to be used for any other purpose without Lessor’s prior written consent, which may be granted or withheld in Lessor’s sole discretion. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, violates applicable ordinances, regulations or zoning requirements, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to adjacent premises or neighboring properties or for any improper, immoral, or objectionable purpose. Lessee shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, at Lessee’s sole expense. Lessor shall have no obligation to consider any request by Lessee, or by an assignee or successor-in-interest of Lessee, to allow a use other than the Agreed Use. Lessee shall comply with all use restrictions and limitations set forth in the Declaration.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, to the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor which may be given or withheld in Lessor’s sole and absolute discretion and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use of the type described in subsection (i) of the definition of Reportable Use above and does not expose the Premises or neighboring property to any material risk of contamination or damage or expose Lessor to any liability therefor. Lessee will provide to Lessor copies of all Hazardous Substance manifests (to the extent the same are requested in writing by Lessor), inspection reports, permits and notices of violation from all government authorities. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor deems necessary in Lessor’s sole and absolute judgment to protect itself, the public, the Premises, the Project and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, and/or any part of the Project, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including, without limitation, through the plumbing or sanitary sewer system) and/or any part of the Project and shall promptly, at Lessee’s expense, take all necessary or reasonably recommended investigatory and/or remedial action, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) Lessee Indemnification. Lessee shall indemnify, defend (with counsel satisfactory to Lessor) and hold Lessor, its officers, directors, members, managers, partners, employees, agents, contractors, invitees, lenders and master of ground lessor, if any, (each, a “Lessor Party” and collectively, the “Lessor Parties”) harmless from and against any and all loss of rents and/or damages, losses, liabilities, judgments, claims, costs, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving either directly or indirectly any Hazardous Substance brought, spilled or released in, on, under or about the Premises and/or any part of the Project by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties except if caused by or contributed to by Lessee and/or any Lessee Party). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or caused by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No expiration, termination or cancellation of this Lease and no release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Remediation. Lessor and its successors and assigns shall be responsible for the investigation, remediation, removal, restoration and/or abatement of all environmental damages to the Premises which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees (provided, however, that Lessor shall have no liability under this Lease with respect to underground migration of any Hazardous Substances under the Premises from adjacent properties), unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such costs of investigation and remediation, as and when required by the Applicable Requirements.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date (provided, however, that Lessor shall have no liability under this Lease with respect to underground migration of any Hazardous Substances under the Premises from adjacent properties), unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including, without limitation, allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is responsible therefor pursuant to this Paragraph 6 in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under this Paragraph 6 and Paragraph 13, Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent or $500,000, whichever is greater, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent or $500,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

(h) Asbestos Notice. Both state and federal applicable law requires disclosure of asbestos-containing construction materials (“ACM”) in the Building. This notification is being given to provide the information required under such legislation in order to help Lessee avoid any unintentional contact with the ACMs, and to assist Lessee in making appropriate disclosures to Lessee’s employees and others, as required by applicable law.

[ x ] Lessee acknowledges that Lessor has advised Lessee that Lessor has no actual knowledge that the Building contains ACMs, but that Lessee has satisfied itself as to the presence or absence of ACMs in the Building.

If the box above is not checked, Lessee acknowledges that Lessor has advised Lessee that the Building contains ACMs. Lessor has made available to Lessee, Lessor’s asbestos management plan or other relevant data concerning same. However, Lessee has satisfied itself as to the completeness and accuracy of same. If Lessee undertakes any Alterations or repairs to the Premises (to the extent permitted under Article 7), Lessee shall, in addition to complying with the requirements of Article 7, undertake the Alterations or repairs at Lessee’s sole cost and expense and in a manner that avoids disturbing any ACMs present in the Building, if any. If ACMs exist in the Building and are likely to be disturbed in the course of such work, Lessee shall encapsulate or remove the ACMs, if any, at Lessee’s sole cost and expense and in accordance with an approved asbestos-removal plan and otherwise in accordance with all applicable environmental laws, including giving all notices required by the applicable State and Federal Law.

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided for in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements or a Hazardous Substance Condition (see also Paragraph 9.1e) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall promptly upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

6.5 Safety And Health. Lessee, at Lessee’s sole cost and expense, covenants at all times during the term of this Lease to comply with the requirements of the Occupational Safety and Health Act of 1970, 29 U.S.C. Subsection 65, et seq., and any similar legislation in the state wherein the Premises is located (hereinafter, the “Act”), to the extent that the Act applies to the Premises and any activities thereon. Without limiting the generality of the foregoing, Lessee covenants to maintain all working areas, all machinery, structures, electrical facilities, and the like, at the Premises in a condition that fully complies with the requirements of the Act, including such requirements as would be applicable with respect to agents, employees or contractors of Lessor who may, from time to time, be present upon the Premises, and Lessee agrees to indemnify and hold Lessor and the Lessor Parties harmless from and against any liability, claim or damages, arising as a result of Default and/or Breach of the foregoing covenant and from all costs, expenses, and charges arising therefrom, including without limitation, attorneys’ fees, expert and consultant fees, and other costs, incurred by Lessor and/or Lessor Parties in connection therewith, which indemnity shall survive the expiration or termination of this Lease.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

In General. It is expressly understood and agreed that Lessor is under no obligation to provide Lessee with any services (including, without limitation, any security services) except as otherwise expressly set forth in this Lease. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment and facilities, including but not limited to plumbing (except for the main underground plumbing connecting to the Premises during the Original Term only, which shall be solely the responsibility of Lessor), HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including, without limitation, the procurement and maintenance of the service contracts required by Paragraph 7.1(a) below, and the procurement of janitorial services through a contractor previously approved by Lessor which services other tenants at the Project. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Notwithstanding the preceding sentence, only contractors approved in writing by Lessor may do any work on the roof or roof membrane. Other than contractors approved by Lessor, no person may be on the roof. If Lessee requires rail spur service, Lessee, at its sole cost and expense, must inspect, repair and maintain the physical aspects of the rail spur, and must comply with and renew, when necessary, directly with the applicable rail service provider any rail spur service or switch track agreements for the Premises. Lessee hereby acknowledges that the rail service is provided by Lessor “As-Is,” “Where Is,” “With All Faults” without any representations or warranties, and that any representations or warranties set forth in Article 2 do not apply to the rail service or the physical condition thereof, and that Lessee hereby agrees and warrants that it has investigated and inspected the condition of the rail services and the rail spur and the suitability of the same for Lessee’s purpose, and Lessee does hereby waive and disclaim any objection or cause of action based upon the condition or availability of the rail service or rail spur. Lessee warrants and represents to Lessor that Lessee, the Lessee Parties and the Lessee’s Broker have no knowledge of and/or are not aware of any defects in the main underground plumbing connecting to the Premises.

(a) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC and other air-handling equipment, (ii) boiler and pressure vessels, (iii) clarifiers, and (iv) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right to procure and maintain any or all of such service contracts if Lessee fails to do so, and Lessee shall reimburse Lessor, promptly upon demand, for the cost thereof. HVAC maintenance contracts obtained by Lessee shall at a minimum require the following on a regular basis: (aa) check performance of all major components, (bb) lubricate moving parts as required, (cc) check refrigerant charges (during cooling season), (dd) inspect for oil, refrigerant, and other leaks, (ee) check operating and safety controls, (ff) check pressures and temperatures, (gg) inspect condensers, (hh) inspect fans, motors and starters, (ii) tighten electrical connections at equipment, (jj) test amperages and voltages, (kk) check belts and drives, (II) change oil and filters, or dryers, as required (at least 4 times annually), (mm) check temperature on control system, and (nn) thoroughly inspect heat exchanger.

(b) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises, perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly reimburse Lessor a sum equal to 115% of the cost thereof.

(c) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if one or more of the items described in Paragraph 7.1(a) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be allocated between the Parties as set forth in this Section 7.1(c). Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the Lessee’s portion of the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months remaining on the Term. Lessee’s portion of the cost of such replacement is determined by multiplying the total cost of such replacement by a fraction, the numerator of which is the number of months remaining in the Term, and the denominator of which is the number of months of the useful life of such replacement as such useful life is commercially reasonably determined by Lessor (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor’s accountants). Lessee may prepay its obligation at any time. The intent of this paragraph 7.1(c) is that Lessee is solely responsible for that portion of the cost of replacement attributed to the Term.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessor has no obligation to decorate, alter, repair or improve the Premises or the Project. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, steam lines, power panels, electrical distribution, security and fire protection systems, information technology infrastructure, communication systems (including cabling), lighting fixtures, HVAC and other air-handling equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent Of Lessor. Except for Lessee’s initial Lessee Improvement Work (for which Lessee shall obtain the approvals of Lessor as described in Paragraph 60 on the Addendum attached hereto), Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent, which said consent shall not be unreasonably withheld, and, to the extent required under the Declaration, without the prior written consent of the Architectural Committee (as such term is defined in the Declaration). Lessee shall be responsible, at its cost, for any fees assessed under the Declaration for the review by the Architectural Committee of Lessee’s plans and specifications. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor and in compliance with the provisions of Paragraphs 7.4(b) and 63 hereof, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, do not affect the structural elements of the Building, and the cost thereof does not exceed $50,000 per event of improvement. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof (including without limitation, antennas, satellite reception devices, telephonic equipment, electronic transmission or reception devises, signs, billboards, advertisements, or any other equipment of any kind) without the prior written approval of: (a) Lessor, which approval may be withheld for any reason or no reason; provided, however, that if such roof penetration and/or roof installation is required for the conduct of Tenant’s Agreed Use, Lessor shall not unreasonably withhold its approval (provided further, that it shall be deemed reasonable for Lessor to withhold its consent if any such roof work proposed by Lessee would be in violation of the Declaration, or would adversely affect the structural elements of the roof and/or Building), and (b) the Architectural Committee to the extent required under the Declaration. Lessor may, as a precondition to granting any approval under this Paragraph, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor and/or the Architectural Committee shall be presented to Lessor and/or the Architectural Committee in written form with detailed plans as requested by the Lessor and/or the Architectural Committee. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor. Lessee must reimburse Lessor within ten (10) days after Lessee’s receipt of Lessor’s invoice for Lessor’s costs incurred relating to any Utility installations, Trade Fixtures or Alterations, including but not limited to all management, engineering, consulting, construction and legal fees incurred by Lessor for the review and approval of Lessee’s plans and specifications or for monitoring Lessee’s construction of any Utility Installations, Trade Fixtures or Alterations. On completion of any Alterations by Lessee, Lessee shall promptly supply Lessor with “as built” drawings accurately reflecting all such work.

(c) Liens; Bonds; and Indemnity. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than twenty (20) days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor, the Lessor Parties and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor and the Lessor Parties against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s and the Lessor Parties’ attorneys’ fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor not later than ninety (90) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease, except those that Lessor has expressly agreed shall be permitted to remain in the Premises in accordance with the terms of this Lease. The cost of said removal shall be solely borne by Lessee. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent. (see Addendum Paragraph 63.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in as good and operating order, condition and state of repair as when received, ordinary wear and tear excepted and subject to the other provisions of this Lease with respect to which Lessee Owned Alterations, Lessee Improvement Work and Utility Installations may remain in the Premises at the end of the Term. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 36 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Lessee shall notify Lessor in writing at least 120 days prior to vacating the Premises and shall within 30 days prior to vacating arrange to meet with Lessor for a joint inspection of the Premises prior to vacating. If Lessee fails to give such notice or to arrange for such inspection, then Lessor’s inspection of the Premises shall be deemed conclusive for the purpose of determining Lessee’s responsibility for repairs and restoration of the Premises. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below. At least fourteen (14) days but no more than thirty (30) days prior to the expiration or earlier termination of the Lease, Lessee shall deliver to Lessor (i) a certificate from an engineer reasonably acceptable to Lessor certifying that the HVAC and other air-handling systems are then in good repair and working order and (ii) in the event Lessee utilizes Hazardous Substances in or on the Premises during the Term, a Phase I environmental assessment of the Premises and if so recommended in the Phase I, a Phase II environmental site assessment prepared by an environmental engineer reasonably acceptable to Lessor indicating that no Hazardous Substance Condition exists on the Premises in violation of applicable law. In the event such Phase I environmental assessment determines that no Hazardous Substance Condition exists on the Premises for which Lessee is responsible pursuant to the terms hereof, Lessor shall reimburse Lessee for the cost of such Phase I environmental assessment.

8. Insurance; Indemnity.

8.1 Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names have been provided to Lessee in writing ( all as additional insureds) against claims for bodily injury, property damage, personal injury and advertising injury based upon, relating to, involving, or arising out of the ownership, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto, and shall cover all owned, non-owned, and hired vehicles used in the conduct of the Lessee’s business and operated on or parked upon the Project. Lessee shall promptly provide Lessor with evidence of such insurance in the form of an endorsement to the policy or a copy of the policy. A Certificate of insurance is not acceptable. Such insurance shall be on an occurrence basis for bodily injury and property damage coverage, providing coverage in an amount not less than $2,000,000 for damages because of all bodily injury and property damage arising out of any one occurrence and coverage in an amount not less than $2,000,000 for all damages because of all personal injury and all advertising injury sustained by any one person or organization. The insurance shall include an “Additional Insured - Managers, Lessors, of Premises” endorsement and contain the “Amendment of the Pollution Exclusion” endorsement for damage or injury caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any inter-insured exclusions as between insured persons or organizations, shall contain endorsements for cross-liability to ensure a severability of interests, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee, nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any insurance carried by Lessor, whose insurance shall be considered excess insurance only and shall not insure Lessee. The Parties acknowledge and agree that the failure by Lessee to fully and continuously comply with all of the foregoing insurance requirements and covenants, whether through Lessee’s neglect, inability to obtain such coverage, or otherwise, Shall constitute a material breach of this Lease.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event shall Lessor be required to carry more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 and not under any Lessor’s policies of insurance. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of terrorism, flood and/or earthquake unless required by Lessor or a Lender), including, without limitation, coverage for debris removal’ and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Without limiting the generality of the foregoing, said policy or policies shall also contain if available and commercially appropriate an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $100,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss. In addition to the policies of property insurance required to be carried by Lessor under the provisions of this Lease, Lessor shall have the right (but not the obligation), if required by Lessor’s Lender, to maintain terrorism, earthquake and/or flood insurance with respect to the Building and the Project, in which event the costs of such insurance shall be included in the Common Area Operation Expenses. Lessee acknowledges that the current Lessor’s Lender requires the maintenance of terrorism, earthquake and flood insurance with respect to the Building and the Project.

(b) Rental Value. Lessor may obtain and keep in force if available and commercially appropriate a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for a minimum of one (1) year (“Rental Value Insurance”). Said insurance, if obtained, shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for a minimum of one full year’s loss of Rent from the date of any such loss. Said insurance shall contain if available and commercially appropriate an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected annual Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c) Adjacent Premises. Lessee shall pay for the entirety of any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d) Lessee’s Improvements. Because Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless and until the item in question has become the property of Lessor under the terms of this Lease.

8.4 Lessee’s Property; Business Interruption Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per loss or occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Upon written request from Lessor, Lessee shall provide Lessor with written evidence that such insurance is in force in the form of an endorsement to the policy or a copy of the policy.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) No Representation By Lessor of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A+XV, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence satisfactory to Lessor of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Lessee shall thereafter deliver copies of the policies that have been renewed before expiration of the insurance binder. If Lessee fails to do so, then Lessor, in is sole and absolute discretion, may order such insurance and charge the costs thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same. Lessee shall carry and maintain during the entire Term (including any option periods), at Lessee’s sole cost and expense, increased amounts of the insurance required to be carried by Lessee pursuant to this Lease and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Lessee’s operations therein, as may be reasonably required by Lessor.

8.6 Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Lease, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein without regard to the negligence of the party receiving the benefit of the waiver. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor, and the Lessor Parties, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ fees, expert witness fees, and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises or the Project by Lessee or any of the Lessee Parties or any act, omission or negligence of any Lessee and/or any of the Lessee Parties. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s sole cost and expense by counsel reasonably satisfactory to Lessor and Lessor shall reasonably cooperate with Lessee in such defense. If Lessor in its sole discretion shall determine that it is in Lessor’s interest to have separate legal counsel, Lessee shall indemnify Lessor for any legal fees and costs incurred by Lessor for the defense of any such claims, loss of rents and/or damages, liens, judgments, penalties, expenses and/or liabilities. Lessor need not have first paid any such claim in order to be defended or indemnified. Notwithstanding the foregoing, or anything to the contrary contained herein except as set forth in Paragraph 8.6 hereof, Lessor shall not be released from or indemnified for any losses, damages, liabilities, claims, costs or expenses arising from the gross negligence or willful misconduct of Lessor, or the breach of Lessor’s obligations or representations under this Lease.

8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, or any of the Lessee Parties, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or other air-handling equipment or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project. Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom and Lessee waives any claim against Lessor and/or the Lessor Parties for actual, consequential, incidental, exemplary or punitive damages.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in nine (9) months or less from the date of the damage or destruction. Lessee shall notify Lessor in writing within 24 hours following any damage to the Premises (“Lessee Damage Notice”). Lessor shall notify Lessee in writing within thirty (30) days from its receipt of the Lessee Damage Notice as to whether or not the damage is Partial or Total.

(b) “Premises Total Destruction” shall mean damage or destruction to the Premises or the Project, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in nine (9) months or less from the date of the damage or destruction. Lessee shall notify Lessor in writing within 24 hours following any damage to the Premises (“Lessee Damage Notice”). Lessor shall notify Lessee in writing within thirty (30) days from its receipt of the Lessee Damage Notice as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to affect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act or omission of Lessee, any Lessee Party or Lessee’s licensees or customers (in which event Lessee shall make the repairs at Lessee’s sole cost and expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the negligence or willful act or omission of Lessee, any Lessee Party or Lessee’s licensees or customers, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds one (1) month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessor is not expressly responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall not be abated.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and material way, such repair or restoration within ninety (90) days (subject to force majeure) after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days (subject to force majeure) thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days (subject to force majeure), this Lease shall continue in full force and effect. “Commence” shall mean either the authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs. For purposes of this Paragraph 9.6(b), “force majeure” means any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials, or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty and other causes beyond the reasonable control of Lessor shall excuse the performance by Lessor for a period equal to any such prevention, delay or stoppage.

9.7 Termination - Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, (i) an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor; and (ii) the Lessee shall pay Lessor that portion of the insurance proceeds due pursuant to Paragraph 8.4 equal to the total amount of such proceeds times a fraction the numerator of which is the number of months elapsed in the term of the Lease and the denominator of which is the total number of months in the Term. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. Real Property Taxes.

10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, ad valorem, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, including, without limitation, gross receipts and gross rental taxes by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county, state or other taxing authority of a jurisdiction within which the Project is located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project or any portion thereof or a change in the improvements thereon or any other tax or assessment imposed in lieu of any Real Property Taxes. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2 Payment of Taxes. Lessor shall pay the Real Property Taxes applicable to the Project, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities. Lessee shall obtain and pay for all water (including, without limitation, all potable and processed water), gas, steam, heat, light, electricity, telephone and other information technology infrastructure, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Lessee must arrange and pay for the installation of any required utility meters. Lessee must pay any fees or deposits required for any of the utilities. Notwithstanding the provisions of Paragraph 1.6 and 4.2, if at any time Lessee is not obtaining and directly paying for any of the items in this Paragraph 11 and either (i) Lessor determines, in Lessor’s sole, but good faith, judgment, or (ii) the Association determines, in its sole judgment, that Lessee is using a disproportionate amount of water, gas, steam, heat, light, electricity, telephone, information technology infrastructure, other commonly metered utilities, trash disposal, or that Lessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs. It is expressly understood and agreed that Lessor shall have no liability for any interruption or termination of utility services to the Premises and Lessee shall have no right to terminate this Lease in the event of any such interruption or termination.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent which shall not unreasonably be conditioned, delayed or withheld.

(b) Any change in the control of Lessee or any change in the legal form of Lessee shall constitute an assignment requiring consent. The (i) transfer, on a cumulative basis, of twenty-five percent (25%) or more of the ownership interest in Lessee, any entity directly or indirectly controlling Lessee, or Guarantor of this Lease; or (ii), any other transfer or transactions which gives parties, other than those parties currently comprising Lessee, the authority to direct the management of the Lessee, shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, reorganization, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than twenty-five percent (25%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) immediately prior to the transaction as established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor’s option, be null, void and of no effect, and shall, at Lessor’s option, be a Default curable after notice per Paragraph 3.1(d), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, in addition to all other rights and remedies of Lessor herein, Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment of subletting if Lessee is in Default at the time consent is requested.

(g) The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Lessor to withhold consent to any proposed transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent.

(h) The transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building or the Project than Lessee;

(ii) The transferee intends to use the subject space for purposes which are not permitted under Lease;

(iii) The transferee is either a governmental agency or instrumentality thereof;

(iv) The transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested; or

(v) The proposed transfer would cause Lessor to be in violation of another lease or agreement to which Lessor is a party, or would give an occupant of the Building a right to cancel its lease;

(vi) The terms of the proposed transfer will allow the transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Lessee (or will allow the transferee to occupy space leased by Lessee pursuant to any such right); or

(vii) If the proposed assignee’s or sublessee’s activates in or about the Premises, the Building and/or the Project involve the use, handling, storage or disposal of any Hazardous Substances other than those used by Lessee and in quantities and processes similar to Lessee’s uses in compliance with this Lease, (x) it shall be reasonable for Lessor to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities and/or (y) Lessor may impose an additional condition to such assignment for sublease which requires Lessee to reasonably establish that such assignee’s or sublessee’s activities pose no materially greater risk of contamination to the Premises, the Building and/or the Project than do lessee’s permitted activities in view of: (a) the quantities, toxicity and other properties of the Hazardous Substances to be used by such assignee or sublessee; (b) the precautions against a release of Hazardous Substances such assignee or sublessee agrees to implement; (c) such assignee’s or sublessee’s financial condition as it relates to its ability to fund a major cleanup; and (d) such assignee’s or sublessee’s policy and historical record respecting its willingness to respond to the clean up of a release of Hazardous Substances.

(i) Notwithstanding anything to the contrary contained in this Paragraph 12.1, from and after the second anniversary of the Commencement Date, Lessee may assign this Lease or sublet the Premises to an entity controlled by or under common control of Lessee (each a “Tenant Affiliate”) without Lessor’s prior written consent, provided, that: (1) Lessee is not in Default at the time of such proposed transfer; (2) such Tenant Affiliate is similar to or consistent with the character of Lessee, and is of a character and reputation which is not inconsistent with the quality and reputation of the Building and/or the Project; (3) the proposed Tenant Affiliate transferee intends to use the Premises for a use which is in compliance with the terms of Paragraph 6.1; (4) such proposed transfer would not cause Lessor to be in violation of another lease or agreement to which Lessor is a party, or would give an occupant of the Building and/or the Project the right to cancel its lease; (5) Lessee shall provide Lessor with notice of such proposed transfer in writing at least ten (10) days prior to the effective date thereof; (6) Lessee is not released from any of its obligations under this Lease; and (7) such assignment or sublease to such Tenant Affiliate is not a subterfuge by Lessee to avoid its obligations under this Lease.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee, (iv) release the Guarantor, if any, of any obligations hereunder, or (v) be effective without the express written acknowledgment by Guarantor of its continuing obligations under the Guaranty, if any.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,500, as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested (see also Paragraph 36). Whether or not Lessor shall grant consent, Lessee shall pay all reasonable attorneys’ fees and costs incurred by Lessor in connection with reviewing, approving, drafting, and consummating, if applicable, any assignment or sublease requested by Lessee.

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing. Lessee shall provide any assignee or sublessee with a complete copy of this Lease and a copy of all Rules and Regulations in effect at the time of said assignment or sublease.

(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See also Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor. If Lessee does not require the sublessor to attorn to Lessor, the sublease shall be extinguished upon the termination of this Lease as a result of Lessee’s breach hereunder, and the sublessee shall have no further right to occupy the Premises.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall make reasonable efforts to deliver a copy of any notice of Default or Breach by Lessee to the sublessee, if possible, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

(f) Lessee may list the Premises for sublease or assignment with only reputable brokers approved in writing by Lessor. Any broker retained by Lessee is not the agent of Lessor for any purpose, and unless expressly agreed in writing otherwise, Lessor shall not be responsible for any compensation or charges claimed by any broker retained by Lessee or the sublessee, or from and against any party whose claim is based, directly or indirectly, on any proposed sublease or assignment. Lessee must indemnify, protect, defend (with counsel satisfactory to Lessor) and hold Lessor and the Lessor Parties harmless from and against any claim for compensation or charges claimed by any broker retained by Lessee, or from and against any party whose claim is based, directly or indirectly, on any proposed sublease or assignment.

12.4 Recapture. If prior to the second anniversary of the Commencement Date, Lessee proposes to assign or sublease all or any part of the Premises, and without limitation on Lessor’s right to withhold consent pursuant to Paragraph 12.1(a) above, Lessor may, at its option, upon written notice to Lessee given within thirty (30) days after receipt of the Lessee’s request for consent to sublease or assign, elect to recapture the Premises and upon such election this Lease shall terminate. Lessor may, at its option, lease the recaptured Premises to the sublessee or assignee identified in Lessee’s consent request without liability to Lessee. If Lessor does not elect to recapture pursuant to this Paragraph 12.4 and has provided its consent consistent with the terms and conditions of this Paragraph 12.4, Lessee may thereafter enter into a valid sublease or assignment with the proposed sublessee or assignee provided that: (i) the sublease or assignment in the form approved by Lessor and consistent with the terms of 12.2 and 12.3 is executed by Lessee and sublessee or assignee within thirty (30) days after Lessor’s consent, and (ii) Lessee agrees to pay the Consent Fee as defined in Paragraph 12.5.

12.5 Consent Fee. The fees described in this Paragraph 12.5 are collectively referred to in this Lease as the “Consent Fee.”

If Lessor shall consent to any proposed sublease, and if Lessee shall enter into any sublease of the Premises or any part thereof, Lessee agrees to pay to Lessor fifty percent (50%) of all excess rental or other profit realized by Lessee from the sublease (the “Sublease Consent Fee”), calculated on a per-square foot basis in the event of a sublease of a portion of the Premises. In calculating the Sublease Consent Fee Lessee may deduct all actual, reasonable, documented out-of-pocket expenses incurred by Lessee in connection with the sublease amortized over the term of the sublease, including, but not limited to Lessee’s costs of all tenant improvements made and paid for by Lessee for the sublessee, real estate commissions, and reasonable attorneys fees. Lessee agrees to pay to Lessor the Sublease Consent Fee within five (5) business days after subrents are due or other profits are realized.

If Lessor shall consent to any proposed assignment or other transfer, including but not limited to a sale of the Lessee’s business, Lessee agrees to pay to Lessor, fifty percent (50%) of all consideration, in whatever form, realized by Lessee from the assignment or other transfer (the “Transfer Consent Fee”). In calculating the Transfer Consent Fee Lessee may deduct actual, reasonable, documented out-of-pocket expenses incurred by Lessee in connection with the assignment or other transfer amortized over the remaining portion of the term of this Lease, including, but not limited to Lessee’s costs of all tenant improvements made and paid for by Lessee for the sublessee, real estate commissions, and reasonable attorneys fees. Lessee agrees to pay to Lessor the Transfer Consent Fee prior to the effective date of, and as an express condition to Lessor’s obligation to consent to, the assignment or other transfer.

For purposes of determining the Sublease Consent Fee or the Transfer Consent Fee under this Paragraph 12.5, the value attributed to Lessee’s trade fixtures, inventory, equipment or other personal property shall be the fair market value thereof determined as if sold or transferred separately from the Premises. Lessor or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Lessee relating to any sublease, assignment or other transfer, and shall have the right to make copies thereof. If the Consent Fee respecting any sublease, assignment or other transfer shall be found understated, Lessee shall, within thirty (30) days after demand, pay the deficiency and Lessor’s costs of such audit, and if understated by more than ten percent (10%), Lessor shall have the right to cancel this Lease upon thirty (30) days’ notice to Lessee.

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee timely to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism or for a continuous period of six (6) months or longer; or the vacating of fifty percent (50%) or more of the Premises for a period of six (6) months or longer.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, within five (5) days of receipt of written notice from Lessor that such amount was due provided Lessor shall not be required to provide written notice more than once in any twelve (12) month period and provided further if Lessor provides notice more than once in any twelve (12) month period (without having any obligation to provide more than one such notice), Lessor shall have no obligation to provide any further notices to Lessee pursuant to this Paragraph 13.1(b).

(c) The failure of Lessee to continuously and without interruption maintain any insurance or surety bond required in this Lease, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which failure endangers or threatens life or property.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that it is reasonably capable of cure but more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee promptly (but in no event later than 30 days) commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

(i) Lessee does or permits anything that creates a lien on the Premises or the Project, and Lessee fails to discharge the lien within thirty days of its filing.

(j) Lessee’s default beyond applicable notice and cure periods under any other lease with Lessor or any parent, subsidiary or affiliate of Lessor.

(k) If a Default occurs more than two times within any period of twelve months, then, notwithstanding that Lessee cured those prior Defaults, any further Default is a Breach of this Lease for which no notice is required or cure available.

(l) The Parties acknowledge and agree that the failure by Lessee to fully comply with any of Lessee’s covenants, commitments, responsibilities and other obligations set forth in this Lease, shall constitute a material breach, and not be construed for any purpose as a de minimis or immaterial breach thereof.

(m) All notices provided under this Paragraph 13 shall be in lieu of, and not in addition to, any notice required under California law.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 5 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses of any such performance by Lessor promptly upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier’s check or by wire transfer. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right of possession, in which case this Lease shall immediately terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which has been earned at the time of termination; (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall to waive Lessor’s right to recover damages under this Paragraph 13. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damage as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period are required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods hall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Maintain Lessee’s right to possession, in which case this Lease shall continue in effect whether or not Lessee has abandoned the Premises. In such event, Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent as it becomes due. Lessor shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Acts of maintenance, efforts to relet, and/or the appointment or a receiver to protect the Lessor’s interests shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue the remedy of specific performance and/or injunctive relief.

(d) Change or alter the locks at the Premises and otherwise lock Lessee out of the Premises.

(e) Pursue any other remedy now or hereafter available in equity or under the laws or judicial decisions of the state wherein the Premises are located.

(f) The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises nor limit Lessee’s liability for, or obligation to pay, damages to which Lessor is entitled hereunder as a result of Lessee’s Breach, as provided in this Paragraph 13 or elsewhere in this Lease or under applicable law, all of which expressly survive the expiration or earlier termination of this Lease.

(g) The acceptance by Lessor of any payments from Lessee after the expiration or earlier termination of this Lease shall not preclude Lessor from commencing and prosecuting a holdover or summary eviction proceeding;

(h) If Lessee shall hold over or remain in possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease, then Lessee shall be subject not only to summary proceeding and liable for all damages related thereto and all damages arising out of Lessee’s Breach as hereinabove provided, but also for all damages arising out of any lost opportunities (and/or new leases) of Lessor to relet the Premises (or any part thereof). All damages of Lessor by reason of such holding over by Lessee may be the subject of a separate action and need not be asserted by Lessor in any summary proceedings against Lessee.

(i) Regardless of whether Lessor terminates the Lease, merely terminates the Lessee’s right to possession, or elects other remedies, the monetary claims of Lessor to be made whole is unaffected by such election.

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee (subject to any and all applicable cure periods), any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to 5% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 installments of Base Rent in any 12 month period, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance. The Parties acknowledge and agree that should Lessee tender Rent without also tendering any Late Charges then due, Lessee shall continue to be in material default of this Lease.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus 4%, but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent an amount equal to the greater of one month’s Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee’s right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty percent (20%) of the Premises, or more than thirty-five percent (35%) of the Project Parking Spaces, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in area of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken (it being understood and agreed that Lessee hereby waives any claim to be compensated for the lost value of the leasehold estate in the Premises), or for severance damages; provided, however, that Lessee shall be entitled to make a separate claim directly against the condemning authority for any compensation for Lessee’s relocation expenses, and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph so long as Lessor’s claim is not diminished thereby. Any and all compensation which is payable for Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be apportioned between Lessor and Lessee, respectively, in the same proportion as the number of months elapsed in the Term bears to the total number of months in the Term. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16. Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within ten (10) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party the “Estoppel Certificate” in the form as submitted by Requesting Party, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party, provided that the Responding Party may make such corrections as shall be reasonably necessary to make the Estoppel Certificate accurate and shall timely execute and deliver the same to the Requesting party within such ten (10) day period. A Responding Party’s delivery to the Requesting Party of correspondence, comments, and unexecuted draft (with or without corrections), or any other communication which is not an executed Estoppel Certificate shall constitute a Breach by the Responding Party, and the Responding Party shall be responsible for all losses, damages, costs, and expenses (including attorney’s fees) incurred by the Requesting Party as a result of such Breach.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrances may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease the prior Lessor shall fully be released from and relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners, members or shareholders of Lessor or its or their individual partners, members, directors, officers, managers, members or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners or members of Lessor, or its or their individual partners, directors, officers, managers, members, or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements. This Lease constitutes the entire agreement between Lessor and Lessee with respect to the lease of the Premises and supersedes any and all other prior written or oral agreements or understandings with respect to this transaction. Except as expressly set forth in this Lease, no representations, inducements, understanding or anything of any nature whatsoever, made, stated or represented by Lessor or anyone acting on Lessor’s behalf, either orally or in writing have induced Lessee to enter into this Lease, and Lessee acknowledges, represents and warrants that Lessee has entered into this Lease under and by virtue of Lessee’s own independent investigation.

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 48 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Lessee or by anyone acting through, under or on behalf of Lessee, and the recording thereof in violation of this provision shall make this Lease null and void at Lessor’s election. Notwithstanding the foregoing, in the event Lessor desires to record a memorandum of this Lease, promptly upon notice thereof from Lessor, Lessee shall execute, acknowledge and deliver to Lessor a short form memorandum of lease for recording purposes in form and substance reasonably acceptable to Lessor. In the event that such a memorandum of lease has been recorded, upon termination of this Lease, Lessee shall execute such documents as reasonably requested by Lessor in recordable form to confirm the termination of this Lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, the Parties agree to cause any recorded memorandum of this Lease to be removed from record. Lessee shall be responsible for payment of any fees applicable to any recordings pursuant to this Paragraph.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then such holdover shall be deemed a Tenancy at Sufferance (with Lessee waiving, to the fullest extent permitted by applicable law, any required statutory notices to vacate the Premises), then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Any option (i.e., renewal, expansion) and rights of first refusal contained in the Lease are terminated in the event of a holdover tenancy: Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. It is expressly understood and agreed that Lessee’s obligation to pay Rent and other charges due hereunder is an independent covenant. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not:

(i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month’s rent.

30.3 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination or attornment agreement provided for herein.

30.4 Modifications Required by Lender. If any Lender requires a modification of this Lease that will not increase Lessee’s cost or expense or materially or adversely change Lessee’s rights and obligations, this Lease shall be so modified and Lessee shall execute whatever documents are required and deliver them to Lessor within ten (10) days after the request.

30.5 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a non-disturbance agreement on Lender’s standard form (a “Non-Disturbance Agreement”) from the Lender, which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, thereafter at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

31. Attorneys’ Fees And Costs. If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to recover its attorneys’ fees, expert witness fees, consultant fees, and other costs incurred. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees and costs reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach. In addition, if, as a result of any action or request of Lessee, Lessor consults or retains attorneys, Lessee must reimburse Lessor for its attorneys’ fee within ten (10) days following Lessee’s receipt of Lessor’s invoice for those attorneys’ fees.

32. Lessor’s Access; Showing Premises; Repairs; Locks. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of: (i) showing the same to prospective purchasers, lenders, or lessees; (ii) making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary; or, (iii) any other reason as Lessor shall deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor, may at any time, place on the Premises any ordinary “For Sale” signs and Lessor may during the last nine (9) months of the term hereof place on the Premises any ordinary “For Lease” signs. Lessee shall place no additional locks or bolts of any kind upon any of the doors or windows, nor shall any changes be made in existing locks or the mechanisms thereof unless Lessor gives prior written approval. Lessee shall bear the cost of any lock changes or repairs required by Lessee, and shall immediately provide Lessor with two (2) keys for each lock which is re-keyed or installed. Lessee, upon termination or expiration of this Lease, shall deliver to Lessor all keys to doors or other locked fixtures in the Premises. In the event of the loss of any keys furnished by Lessor to Lessee, Lessee shall pay Lessor the cost of changing or re-keying the locks. Additionally, upon termination, Lessee shall replace any locks with locks and keys approved by Lessor at Lessee’s sole cost and at Lessor’s sole and absolute discretion. Lessee hereby waives any claim for damages or for any injury or any inconvenience to or interference with Lessee’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Lessor’s entry onto the Premises or its activities thereon. In addition to Lessor’s entry rights hereunder, the Association and its agents, shall have the right to enter the Premises for all purposes set forth in the Declaration, including, without limitation, to inspect any improvements being constructed at the Premises, and to make repairs, alterations, maintenance and/or replacements in exercising the powers and duties of the Association under the Declaration.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Lessee shall not place any sign upon the Project without Lessor’s prior written consent. Lessor shall have the right of approval over color schemes, illumination rights, lettering, size, quality parameters, and other details over any signage that Lessee may wish to use at or on the exterior of the Premises or on the Project. All signs must comply with all Applicable Requirements and any Rules and Regulations established by Lessor and all Association Rules and provisions of the Declaration or requirements of the Architectural Committee relating thereto as in effect from time to time. Lessee shall also obtain all required approvals from the Architectural Committee prior to placing any sign or billboard on the Project, all in accordance with the terms of the Declaration.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest. No payment of money by Lessee to Lessor after this Lease has expired or terminated will reinstate or extend the Term or make ineffective any notice given to Lessee prior to Lessee’s payment. If after Lessor has filed and served a law suit against Lessee or after a final judgment granting Lessor possession of the Premises, Lessor may receive any sums due under this Lease and the payment will not make ineffective any notice, or in any manner affect any pending law suit or previously obtained judgment.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee promptly upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form attached hereto, and each such Guarantor shall have the same obligations as Lessee under this Lease.

37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including, but not limited to, the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Subject to Paragraph 30, the payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an option, as defined below, then the following provisions shall apply.

39.1 Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of 15 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee 3 or more notices of separate Default during any 12 month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40. Multiple Buildings/Lessor’s Right of Relocation. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will pay its fair share of common expenses incurred in connection therewith. Lessor reserves the right, at its sole option and upon thirty (30) days prior written notice to Lessee, to relocate Lessee to a comparable space (the Relocation Space) in the Building or group of buildings controlled by Lessor in the Project. Lessor may use decorations and materials from the Premises or other materials in making the Relocation Space comparable to the Premises. Neither the fixed minimum Base Rent nor the Lessee’s Share percentage shall be changed on account of the move unless it is raised or reduced in accordance with the share percentage for the Relocation Space. Lessee agrees that no right granted in this Lease shall be deemed breached by Lessor’s exercise of rights under this paragraph. Lessor shall pay the actual moving expenses for furniture, fixtures, product and equipment and reasonable actual out-of-pocket expenses incurred by Lessee not to exceed $1,000, provided Lessee provides Lessor with written proof thereof.

41. Intentionally Omitted.

42. Intentionally Omitted.

43. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, and the Lessee Parties and their property from the acts of third parties. In the event that Lessor exercises its right to take possession of the Premises for any breach of Lessee of this Lease, Lessor shall have no obligation to provide security over the Premises so as to protect the personal property of Lessee in the Premises, In the event of breach of this Lease by Lessee, and the exercise of any lawful remedy by Lessor, Lessee hereby waives, releases, and discharges any claim it may have against Lessor for any alleged break-in, theft, or removal of Lessee’s goods, inventory, equipment, fixtures, furniture, improvements, chattel paper, accounts, and general intangibles, and other personal property by third-parties.

44. Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights. Lessor further reserves the right to change the name by which the Building or the Project is called.

45. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

46. Authority and Publication. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority. Lessee hereby authorizes Lessor to use Lessee’s name, corporate logo, images of Lessee’s buildings and the Premises and any terms of this Lease, in any publication at any time by Lessor or Lessor’s affiliates, including, without limitation, web-based advertising and public relations materials.

47. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

48. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

49. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

50. Multiple Parties; Counterparts. If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument.

51. Waiver of Trial By Jury. LESSEE HEREBY KNOWINGLY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BROUGHT BY LESSOR AGAINST LESSEE IN CONNECTION WITH THIS LEASE, OR IN CONNECTION WITH ANY CAUSE OF ACTION, CLAIM, COUNTER-CLAIM, OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY LESSOR OR LESSEE IN ANY WAY CONNECTED WITH THIS LEASE OR THE NEGOTIATIONS LEADING UP THE LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE’S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUE OR REGULATION NOW OR HEREAFTER IN EFFECT.

52. Interpretation. The Parties hereby acknowledge and agree that each has been given the opportunity to independently review this Lease with legal counsel, and/or have the requisite experience and sophistication to understand, interpret, and agree to the particular language of the provisions hereof. In the event of any ambiguity in or dispute regarding the interpretation of the same, the interpretation of this Lease shall not be resolved by any rule of interpretation providing for the interpretation against the party who caused the uncertainty to exist or against the draftsman.

53. Mutual Agency; Co-Lessee. In the event the Lessee hereunder is comprised or constituted of more than one person or entity, each Lessee hereby appoints each remaining Lessee as his, her or its agent, representative and attorney-in-fact, to act for and on behalf of said Lessee with respect to all matters relating to, or arising from this Lease, the tenancy created hereby, the obligations herein set forth, and the use and occupancy of the Premises, specifically including but not limited to the right to alter, amend, modify, extend, supplement and terminate this Lease and the tenancy created hereunder. This agency shall continue and is irrevocable at all times during the period that the Premises is occupied by any co-lessee. Each Lessee further appoints Lessor as his, her or its attorney-in-fact to act on Lessee’s behalf wherever this Lease requires Lessee to undertake any act or execute any document and Lessee fails or refuses to timely undertake such action or execute such document. Notwithstanding such appointment, Lessor shall not be obligated to perform any act or execute any document on Lessee’s behalf, and Lessor shall not be liable to Lessee or any third-party for Lessor’s failure or refusal to perform any act or execute any document on Lessee’s behalf.

54. Confidentiality. Lessee acknowledges and agrees that as a material condition of this Lease, the negotiations preceding the execution of this Lease and the terms and conditions herein are confidential and are to remain strictly private to the fullest extent permitted by law. With the exception of Lessee’s attorney, accountants, tax preparers, insurers and/or lenders, and any governmental agency having jurisdiction or authority over Lessee or the Premises, Lessee shall not disclose, consent to the disclosure or otherwise disseminate the foregoing confidential information to any person or third-party, including, but not limited to, any existing prospective lessee at the Project, any real estate broker or to any other person or entity. Lessee further acknowledges that damages may be an inadequate remedy for the breach of this provision by Lessee and/or any of the Lessee parties and Lessor shall have the right to specific performance of this provision and the right to injunctive relief to prevent its breach or continued breach. In addition, Lessee shall forfeit the Security Deposit and Lessor may terminate this Lease upon three (3) days written notice to Lessee. The foregoing restriction shall survive the termination of this Lease for a period of five (5) years, and any violation of this provision shall constitute a material Breach of this Lease.

55. Americans With Disabilities Act. Since compliance with the American With Disabilities Act (“ADA”) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in compliant with ADA, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s sole cost and expense.

56. Patriot Act and Executive Order 13224. As an inducement to Lessor to enter into this Lease, Lessee hereby represents and warrants that: (i) Lessee is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Lessee is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Lessee (nor any person, group, entity or nation which owns or controls Lessee, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Lessee of the foregoing representations and warranties shall be deemed a Default by Lessee under this Lease and shall be covered by the indemnity provisions hereof, and (y) the representations and warranties contained in this Paragraph 56 shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

57. Intentionally Omitted.

58. Communication Systems Leases. Lessor reserves the right to lease space on the Premises, the Building and/or the Project, including, but not limited to, the roof, parking lot, utility room, or excess land, for the existing and/or future installation and operation of wired and wireless communications systems for, but not limited to, PCS, cellular, or pagers. The communications systems shall not be installed if it will materially and adversely interfere with Lessee’s use of the Premises, its business or operation thereof, and if there is heretofore an existing system. Lessee agrees not to place like equipment that will interfere with existing systems, if any. Lessee will have no right to any or all rents paid by operators of the communications systems to Lessor. Lessee agrees to provide Lessor and communications systems providers reasonable access for such systems. Lessee shall not be responsible for any increase in property taxes and/or insurance resulting from a communications systems lease by Lessor.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: Los Angeles	Executed at:
Date: 03-18-09	Date:

By LESSOR:	By LESSEE:

Newark Eureka Industrial Capital LLC, a Delaware limited liability company	Smart Modular Technologies, Inc., a California corporation

By: Continental Industrial Capital, LLC,	By: /s/ IAIN MACKENZIE
a Delaware limited liability company	Name: Iain MacKenzie
Its: Sole Member and Sole Manager	Title: President and CEO

By: Cohen Asset Management, Inc., a California corporation
Its: Manager
By: /s/ BRADLEY S. COHEN
Bradley S. Cohen, President

Address: P.O. Box 24710	Address:
Los Angeles, CA 90024
Telephone ( ) 310-860-0598	Telephone ( )
Facsimile ( ) 310-860-0599	Facsimile ( )
Federal ID No.
CORPORATE RESOLUTION REQUIRED

ADDENDUM

THIS ADDENDUM is attached to and made a part of that certain Lease (“Lease”) dated for reference purposes only February 18, 2009, between Newark Eureka Industrial Capital LLC, a Delaware limited liability company as Lessor and Smart Modular Technologies, Inc., a California corporation as Lessee with respect to the Premises described more particularly in the body of the Lease to which this Addendum is attached and made a part as if fully set forth therein. Unless the context otherwise requires, defined terms used herein and not otherwise defined shall have the same meanings ascribed to them in the body of the Lease. In the event of any conflict or inconsistency between the terms of this Addendum and the terms contained in the body of the Lease, the terms set forth in this Addendum shall supersede, control and take precedence over the conflicting or inconsistent terms set forth in the body of the Lease to the full extent of such conflict or inconsistency. Except to the extent expressly modified by this Addendum, the Lease is unmodified and remains in full force and effect in accordance with its terms.

59. Base Rent Adjustments. Lessee shall pay to Lessor Base Rent in advance, on or before the first day of each calendar month, as follows:

(a)	During the period from May 1, 2009 through April 30, 2010, Lessee shall pay to Lessor Base Rent in equal monthly installments the sum of Thirty Six Thousand Five Hundred Sixty Dollars and Eighty Cents ($36,560.80); provided that so long as Lessee is not in default under the terms of the Lease, Base Rent shall be abated for this period as an Inducement Provision. Notwithstanding such abatement of Base Rent, Lessee’s Share of Common Area Operating Expenses and all other charges payable during such period shall not be abated and shall be payable by Lessee.

(b)	During the period from May 1, 2010 through April 30, 2011, Lessee shall pay to Lessor Base Rent in equal monthly installments the sum of Thirty Six Thousand Five Hundred Sixty Dollars and Eighty Cents ($36,560.80).

(c)	During the period from May 1, 2011 through April 30, 2012, Lessee shall pay to Lessor Base Rent in equal monthly installments the sum of Thirty Seven Thousand Eight Hundred Forty Dollars and Forty Three Cents ($37,840.43).

(d)	During the period from May 1, 2012 through April 30, 2013, Lessee shall pay to Lessor Base Rent in equal monthly installments the sum of Thirty Nine Thousand One Hundred Sixty Seven Dollars and Seventy Four Cents ($39,167.74).

(e)	During the period from May 1, 2013 through April 30, 2014, Lessee shall pay to Lessor Base Rent in equal monthly installments the sum of Forty Thousand Five Hundred Thirty Four Dollars and Eighty Cents ($40,534.80).

(f)	During the period from May 1, 2014 through April 30, 2015, Lessee shall pay to Lessor Base Rent in equal monthly installments the sum of Fifty Thousand Seventy Two Dollars and Forty Cents ($50,072.40).

(g)	During the period from May 1, 2015 through April 30, 2016, Lessee shall pay to Lessor Base Rent in equal monthly installments the sum of Fifty Four Thousand Forty Six Dollars and Forty Cents ($54,046.40).

60. Lessee Improvement Allowance. Lessor agrees to provide to Lessee a building improvement allowance in an amount of up to Three Hundred Ninety Seven Thousand Four Hundred Dollars ($397,400.00) (the “Lessee Improvement Allowance”) subject to each and all of the following conditions:

(a)	The Lessee Improvement Allowance shall be used solely for those improvements to the Premises required for Lessee’s occupancy that are permanent in nature and of a character that adds permanent value to the Building including but not limited to reasonable architectural and engineering expenses, installation and distribution of HVAC in warehouse and lab areas, additional electrical power panels and distribution, demolition and reconfiguration of interior offices, installation of ESD flooring in production areas, reasonable design fees, permit fees, construction material and supplies, and amounts paid to contractors and subcontractors or are included within the categories set forth on Exhibit “C” attached hereto (“Lessee Improvement Work”). The Lessee Improvement Work shall be subject to approval of Lessor in accordance with the provisions of Paragraph 7.3(b) and 60.(c). The Lessee Improvement Allowance may not be used for Lessee’s furniture, fixtures or equipment.

(b)	The Lessee Improvement Work shall be of a quality and quantity consistent with that of a first class research and development (R&D) property.

(c)	Prior to commencing the Lessee Improvement Work, Lessee shall present to Lessor for Lessor’s review and written approval plans, specifications and a schedule of the Lessee Improvement Work providing detailed information such as make, model and specifications of equipment to be installed, quantities, unit pricing, specific location of the Building where improvements will be performed, the name of the contractor, phasing of work and total contract price for the Lessee Improvement Work.

(d)	Lessee shall comply with all terms and conditions set forth in the Declaration in connection with the construction of the Lessee Improvement Work, including, without limitation, obtaining all necessary approvals of the Lessee Improvement Work by the Architectural Committee, and complying with all Architectural Standards (as defined in the Declaration), if any, established pursuant to the Declaration.

(e)	Lessor shall not have any obligation to provide the Lessee Improvement Allowance unless all of the following conditions are met:

(i)	Lessor shall have received written verification of all hard and soft costs actually incurred by Lessee for the Lessee Improvement Work including copies of all work orders, invoices, contracts together with evidence of payment thereof and any other documents reasonably requested by Lessor and that the aggregate amount actually expended and paid by Lessee for the Lessee Improvement Work is not less than Two Million Dollars ($2,000,000), exclusive of said Improvement Allowance.

(ii)	Lessor shall have received written verification that all lien releases, waivers, copies of checks paid by Lessee and any other documents necessary for lien free completion of the Lessee Improvement Work have been obtained from all contractors, subcontractors and materialmen.

(iii)	Lessor shall have received copies of all permits, consents, approvals, inspection sign-offs and other documents necessary to confirm that the Lessee Improvement Work has been constructed in accordance with all Applicable Requirements and approved as to occupancy.

(iv)	Lessee Improvement Allowance may only be used to pay for the cost of the Lessee Improvement Work agreed to by Lessor and Lessee in advance and, under no circumstances, will any unused amount of the Lessee Improvement Allowance be paid to the Lessee.

(v)	Lessee Improvement Work shall be completed no later than October 31, 2009 (“Completion Date”) subject to unavoidable delays beyond Lessee’s control, force majeure and acts of God. In such event the Completion Date will be extended on a day-for-day basis for each day of delay; provided, however, that no such delay shall delay the Commencement Date or the payment of Rent by Lessee.

(f)	The contractor for the Lessee Improvement Work shall be selected and mutually approved by Lessor and Lessee, such approval not to be unreasonably withheld, conditioned or delayed.

(g)	All contracts for the Lessee Improvement Work shall be entered into by Lessee and Lessor shall have no obligation to enter into any contracts for the Lessee Improvement Work.

(h)	Lessor shall pay to Lessee the Lessee Improvement Allowance within thirty (30) days after Lessee’s written request therefor subject to Lessee’s full and complete satisfaction of the provisions of this Paragraph 60, inclusive of delivery to Lessor of all materials to be delivered to Lessor pursuant to subparagraph 60.(d). Notwithstanding the foregoing, any unused amount of the Lessee Improvement Allowance held by Lessor as of December 31, 2009 shall be retained by Lessor and Lessee shall have no further right to utilize or request such unused portion of the Lessee Improvement Allowance.

61. Options. Lessor hereby grants to Lessee one (1) option (“Option”) to extend the term of this Lease for a period of five (5) years (“Option Term”) commencing when the term in paragraph 1.3 expires upon each and all of the following terms and conditions:

(a)	Lessee gives Lessor, and Lessor actually receives on a date that is prior to the date that the Option Term would commence (if exercised) by at least six (6) months and no more than nine (9) months in advance, a written notice of the exercise of the Option to extend this Lease for said additional term, time being of the essence. If said notification of the exercise of said option is not so given and received, the Option shall automatically expire;

(b)	The provisions of paragraph 39, including the provision relating to default of Lessee set forth in paragraph 39.4 of this Lease are conditions of this Option;

(c)	All the terms and conditions of this Lease except where specifically modified by this Option shall apply;

(d)	The monthly rent for each month of the first year of the Option Term shall be calculated at 95% of Fair Market Value (“Market Rent”), but under no circumstance shall the Market Rent be less than the Base Rent payable during the last month of the original term of the Lease;

(e)	The Market Rent shall be established by Lessor and used as the Base Rent during the first year of the Option Term. Lessor shall notify Lessee of Lessor’s determination of Fair Market Value and Market Rent no later than ninety (90) days after Lessor’s receipt of Lessee’s written notice of the exercise of the Option as described in (a) above. Should the Lessee disagree with the Market Rent as determined by the Lessor and the Lessee and the Lessor are unable to resolve their differences within ten (10) days after the Lessor notifies the Lessee of the Market Rent, then each party shall, within the following ten (10) days, appoint a qualified real estate appraiser with at least five (5) years full time appraisal experience with respect to commercial rental properties in the Newark/Fremont area to appraise and set the Market Rent. In determining the Fair Market Value, the appraisers shall determine the per-usable square foot rental that a willing, non-equity tenant would pay and a willing landlord at a comparable property in the marketplace would accept at arm’s length for an extension term of an existing lease for a single tenant facility, giving appropriate consideration to rental rates, existing tenant improvements, availability of parking, rental increases, the type of operating expense escalation clauses, age, quality and condition of the Premises, length of term, size and location of the premises being leases in the marketplace at the time of such determination of Market Rent.

(f)	If the two appraisers are unable to agree on a Market Rent within thirty (30) days after the second appraiser has been appointed, they shall within ten (10) days thereafter select a third appraiser, meeting the qualifications stated in paragraph (e). If they are unable to agree on a third appraiser, either of the parties to this Lease, by giving ten (10) days notice to the other party, may apply to the president of East Bay Brokers Association for the selection of a third appraiser who meets the qualifications stated in paragraph (e). Each of the two parties shall bear one-half of the cost of appointing the third appraiser and of paying for the third appraiser’s fee. Within ten (10) days after the selection of the third appraiser a majority of the appraisers shall set the Market Rent for the first year of the Option Term.

(g)	If a majority of the appraisers are unable to set the Market Rent within ten (10) days, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the initial Market Rent for the Premises during the first year of the Option Term.

(h)	However, if either or both of the low appraisal and/or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, then the appraisals which are more than 10% lower or higher than the middle appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two. The resulting quotient shall be the initial Market Rent for the Premises during the Option Term. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the initial Market Rent for the Premises for such Option Term. Notwithstanding anything contained herein to the contrary, if the rent payable for the Option Term as determined herein is within 10% of the Market Rent rate initially presented by Lessor, then Lessee shall pay all costs and expenses incurred by Lessor as a result of the appraisal process.

(i)	The Market Rent as determined pursuant to this Paragraph 61 shall be increased (but never decreased) effective as of the first day of the thirteenth (13th) full calendar month of the Option Term and on the first day of each succeeding twelfth (12th) month during the Option Term (each an “Adjustment Date”) in accordance with percentage increases, if any, in the Consumer Price Index - Urban Consumers San Francisco/Oakland/San Jose CA, Area; Base 1982-84 = 100) (“Index”), as published by the United States Department of Labor, Bureau of Labor Statistics (“Bureau”), during the immediately preceding twelve (12) calendar months. The Index for the month (“Comparison Month”) which is four (4) months prior to each Adjustment Date during the Term of the Lease shall be compared with the Index for the Comparison Month that is sixteen (16) months prior to such Adjustment Date, and the Market Rent shall be increased upon the Adjustment Date in accordance with the percentage increase, if any, between such Comparison Month indexes. Lessor shall use commercially reasonable efforts to calculate and give Lessee written notice of any such increase in the Market Rent prior to, and Lessee shall pay the increased Market Rent effective on, each Adjustment Date. Should the Bureau discontinue the publication of the Index, or publish the same less frequently, or alter the same in some other manner, Lessor, in its discretion, shall adopt a substitute index or procedure which reasonably reflects and monitors consumer prices.

62. Use of Existing Furniture. Lessee shall have the right to use of the thirty-nine (39) Herman Miller modular office cubicles (the “Furniture”) currently located in the Premises during the Term; provided, however, that Lessee acknowledges and agrees that use of the Furniture is on an “AS-IS WHERE-IS” basis, and neither Lessor nor Lessor’s agents have made any representations or warranties of any kind, whether express or implied, as to the condition of the Furniture, including without limitation warranties of merchantability or fitness for a particular purpose. Lessee acknowledges and agrees that it has made its own independent investigation of the Furniture and assumes all risks from the use thereof by Lessee, its employees, agents, contractors or representatives. Lessee shall maintain the Furniture during the Term and shall deliver possession thereof to Lessor at the expiration or earlier termination of the Lease in substantially the same condition as of the date hereof, reasonable wear and tear excepted.

63. Removal of Improvements. Notwithstanding the provisions of Paragraph 7.4(b), in the event Lessee, concurrently with its written request for Lessor’s consent to any Alterations or Utility Installation in accordance with Paragraph 7.3(b) or the Lessee Improvement Work in accordance with Paragraph 60.(c), requests that Lessor notify Lessee concurrently with Lessor’s consent to Lessee’s proposed Alterations or Utility Installation or Lessee Improvement Work that Lessor will require the removal of all or any portion of such Alterations or Utility Installation or Lessee Improvement Work at the expiration or earlier termination of this Lease, then Lessor, no later than ten (10) business days following such request, shall provide Lessee with such notice specifying the portions of the Alterations or Utility Installation or Lessee Improvement Work that Lessee will be required to remove. If Lessor’s consent to any Alterations or Utility Installations is not required pursuant to Paragraph 7.3(b) hereof, Lessee shall be required to remove the same at the expiration or earlier termination of this Lease unless Lessee has requested Lessor’s determination as to whether such Alterations or Utility Installations may remain in the Premises and Lessor has expressly consented thereto.

Exhibit “A”

Premises

Exhibit “B”

Project Parking Spaces

Exhibit “C”

Architect

Additional Architect Drawings (Change Orders)

General Contractor

Demolition

ESD

Paint

MEP

HVAC

Chiller Relocation

Exterior Equipment Pad/Fencing (estimated) Fire Sprinklers

Signage (estimated)

CDA and vacuum line installation and distribution

Permits

Project Management Services/ADA

Cubicles

Private Office Furniture

Private Offices installation

Cubicle Workstations, Inscape Platform and Storewall 6x8 Workstations with 57.5” high panels

Employee Nameplates

UPS and Power Distribution Equipment

Office Cabling (estimated)

RD/Tech Support/CTS Labs

Lab Rack and Cabling (estimated)

Routers, switches, UPS, PBX wiring and distribution

Security Systems (estimated)

Movers

Post Move-Fit Up